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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THERMADYNE HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2005

DEAR STOCKHOLDERS:

        Our Annual Meeting of Stockholders will be held at our offices at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri 63017, at 10:00 A.M., central daylight savings time, on Tuesday, April 19, 2005. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

        On the pages following this letter you will find the Notice of 2005 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed our 2004 Annual Report on Form 10-K.

        If you are a stockholder of record, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have sent in a proxy card.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,
Paul D. Melnuk President and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT
STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON
OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

THERMADYNE HOLDINGS CORPORATION
16052 SWINGLEY RIDGE ROAD, SUITE 300
ST. LOUIS, MISSOURI 63017

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 19, 2005
Place	16052 Swingley Ridge Road, Suite 300 St. Louis, Missouri 63017
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect a board of directors;
(2) approve our adoption of the Employee Stock Purchase Plan;
(3) ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year 2005; and
(4) transact any other business properly presented at the meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on March 9, 2005.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting.
By order of the board of directors,
Patricia S. Williams Vice President, General Counsel and Corporate Secretary
St. Louis, Missouri April 6, 2005

PROXY STATEMENT
FOR THE
THERMADYNE HOLDINGS CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
THIS PROXY STATEMENT	1
WHO MAY VOTE	1
HOW TO VOTE	1
QUORUM REQUIRED TO TRANSACT BUSINESS	2
DISCUSSION OF PROPOSALS	2
PROPOSAL ONE: ELECTION OF DIRECTORS	2
PROPOSAL TWO: APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN	4
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	6
OTHER MATTERS	6
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	7
INFORMATION ABOUT EXECUTIVE OFFICERS	8
INFORMATION ABOUT CORPORATE GOVERNANCE	10
GENERAL	10
BOARD AND COMMITTEE MEETINGS	10
DIRECTOR NOMINATIONS	11
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	12
COMPENSATION OF DIRECTORS	12
EQUITY COMPENSATION PLAN INFORMATION	13
AUDIT COMMITTEE REPORT	14
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND OTHER MATTERS	15
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTION	15
CODE OF ETHICS	15
INFORMATION ABOUT EXECUTIVE COMPENSATION	16
SUMMARY COMPENSATION	16
EMPLOYMENT AGREEMENTS	18
COMPENSATION COMMITTEE REPORT	20
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	21
INFORMATION ABOUT STOCK OWNERSHIP	22
PERFORMANCE GRAPH	23
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMMITTEE	24
HOUSEHOLDING	24
APPENDICES
A. Employee Stock Purchase Plan	A-1
B. Audit Committee Charter	B-1

INFORMATION ABOUT THE MEETING

THIS PROXY STATEMENT

        We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on Tuesday, April 19, 2005, at our offices at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri 63017.

        —THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

        —THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

        Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. In addition, we may retain a third party proxy solicitation firm at our expense to assist in the solicitation of proxies.

        We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 6, 2005. In this mailing, we are including copies of our 2004 Annual Report on Form 10-K.

WHO MAY VOTE

        Holders of record of our common stock at the close of business on March 9, 2005 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

        A list of stockholders entitled to vote will be available at the meeting. In addition, a list of such stockholders will be available during regular business hours at our offices located at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri, for the ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

HOW TO VOTE

        You may vote your shares at the meeting in person or by proxy:

          —TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

          —TO VOTE BY PROXY, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors, for the approval of the adoption of the Employee Stock Purchase Plan, and for the ratification of Ernst & Young LLP as our independent registered public accountants. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

        Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

          —send written notice to Patricia S. Williams, our corporate secretary, at our address as set forth in the notice appearing before this proxy statement;

          —send us another signed proxy with a later date; or

          —attend the meeting, notify our corporate secretary that you are present, and then vote by ballot.

        If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

QUORUM REQUIRED TO TRANSACT BUSINESS

        At the close of business on March 9, 2005, 13,313,973 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our by-laws provide that the board of directors shall consist of not less than three nor more than nine directors. Currently, the board of directors consists of six members and will continue to consist of six members after the meeting. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the election of the board of directors comprised of the individuals named below.

        The nominating and corporate governance committee of our board of directors has nominated Paul D. Melnuk, Andrew L. Berger, James B. Gamache, Marnie S. Gordon, John G. Johnson, Jr., and Bradley G. Pattelli for re-election. THE BOARD BELIEVES THE ELECTION OF THESE NOMINEES IS IN THE COMPANY'S BEST INTEREST AND THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES. Brief biographies of the nominees, as of March 9, 2005, follow. You will find information about their stock holdings on page 22.

Paul D. Melnuk	Mr. Melnuk has been a member of our board of directors since May 2003, was elected chairman of the board in October 2003, and was appointed president and chief executive officer on January 28, 2004. Mr. Melnuk is a director and chairman of the audit committee at Petro-Canada, a multinational integrated oil and gas company headquartered in Calgary, Alberta, and a director of several private companies. Mr. Melnuk has been a managing partner of FTL Capital Partners, LLC, a private equity firm, since 2001. Previously, Mr. Melnuk served as president and chief executive officer of the predecessor to The Premcor Refining Group Inc., an oil refining company, Barrick Gold Corporation, a gold mining company, and Bracknell Corporation, a contracting company. Mr. Melnuk is 50 years old.

Andrew L. Berger
Mr. Berger has been a member of our board of directors since May 2003. He is chairman of our board's nominating and corporate governance committee and a member of the compensation committee. Since 2003, he has been a senior managing director of C.E. Unterberg, Towbin and is currently chairman of its asset management business. From 1998 until 2002, he was a member of executive management of Union Bancaire Privee in Geneva, Switzerland and was responsible for coordinating asset management activities and for corporate development. Prior thereto, he held positions in financial services businesses in New York and London, and practiced law in New York and Paris. Mr. Berger is 58 years old.
James B. Gamache
Mr. Gamache has been a member of our board of directors since May 2003. He serves on our board's audit committee, nominating and corporate governance committee and compensation committee. Mr. Gamache was the vice president of sales, western division of Roadway Express, Inc. from February 1993 to December 2001. Thereafter, he took a special assignment as a director of Roadway Air until September 2003. He is currently vice president of special services for Roadway Express, Inc. Mr. Pattelli, a member of our board of directors, is Mr. Gamache's nephew. Mr. Gamache is 50 years old.
Marnie S. Gordon
Ms. Gordon has been a member of our board of directors since May 2003. She chairs our board's audit committee and serves on our board's nominating and corporate governance committee. Ms. Gordon was a director at Angelo, Gordon & Co., L.P. from 1998 until 2001. Prior to that, Ms. Gordon was a vice president at Goldman, Sachs & Co, a position she held from 1993 until 1998. Ms. Gordon is also a director on the board of and chair of the audit committee for Telewest Global, Inc. Ms. Gordon, a Chartered Financial Analyst, is 39 years old.
John G. Johnson, Jr.
Mr. Johnson has been a member of our board of directors since May 2003. He is our lead director, chairman of our board's compensation committee and serves on our board's audit committee. Mr. Johnson was the president and chief executive officer of Foamex International, Inc. from April 1999 to January 2001 and the president and chief executive officer of Safety-Kleen Corp. from January 1993 to August 1997. Mr. Johnson is a member of the board of directors of GenTek Inc. Mr. Johnson is 64 years old.
Bradley G. Pattelli
Mr. Pattelli has been a member of our board of directors since May 2003. Since 1998, Mr. Pattelli has been employed by Angelo, Gordon & Co., L.P. as an investment analyst, where he focuses on the leveraged loan and distressed securities markets. Previously, he served as a portfolio manager and analyst at di Silvestri Asset Management LLC. Mr. Pattelli is a Chartered Financial Analyst. Mr. Gamache is Mr. Pattelli's uncle. Mr. Pattelli is 38 years old.

        The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. In the event any director named above becomes unable or unwilling to serve, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present board of directors. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting.

        The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

PROPOSAL TWO: APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

        On February 25, the board of directors adopted the Company's Employee Stock Purchase Plan (the "Plan"), subject to approval by the Company's stockholders.

        The Plan is intended to promote the interests of the Company and its common stockholders by providing a method whereby employees of the Company will have the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock. The board of directors believes that ownership of common stock by its employees will help the Company to attract, retain, and motivate dedicated employees committed to the Company. Furthermore, the board believes that providing employees with this opportunity to purchase common stock at a desirable purchase price is an appropriate method for achieving these goals and aligning the interests of the Company's employees with its stockholders.

        A brief description of the material features of the Plan follows and is qualified in its entirety by reference to the full Plan, a copy of which is attached hereto as Appendix A.

General

        The Plan provides that through payroll deductions, employees of the Company can purchase shares of the Company's common stock. The Plan may be amended or terminated by the board of directors. The Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Securities Subject to the Plan

        The aggregate number of shares which may be issued under the Plan shall not exceed one percent of the issued and outstanding shares of common stock on the date that the stockholders approve the Plan.

Administration of the Plan

        The Compensation Committee of the board of directors (the "Committee") shall administer the Plan. The Committee also has the authority to interpret the Plan, adopt rules and regulations for administering the Plan and make all other determinations necessary or advisable for administering the Plan. The Committee may delegate all or a portion of its duties to an appointed administrator to facilitate the purchase and transfer of shares of common stock and to assist it in administering the Plan.

Eligibility and Participation

        Any employee of the Company who has completed ninety consecutive days of employment at the Company, and who shall be employed by the Company on the date his or her participation in the Plan is to become effective, shall be eligible to participate in offerings which commence on or after such ninety day period has concluded. However, employees who own five percent or more of the total combined voting power or value of all common stock, or who hold options to purchase such amount, are not eligible to participate. Additionally, each employee is limited to purchasing shares of common stock having a value of $25,000 or less in a Plan year.

Offerings under the Plan

        The Plan provides for a series of quarterly offerings, commencing on the first day of each calendar quarter and ending the last day of such calendar quarter, beginning with the calendar quarter starting July 1, 2005.

Enrollment and Payroll Deductions

        Enrollment in the Plan is offered to eligible employees one time per year, effective on July 1 of each year. Employees participating in the Plan may elect to contribute between one percent and ten percent of their base pay (subject to a minimum contribution of $5.00 per week) once each calendar year, and such election shall apply to his or her deductions from pay for all quarterly periods occurring in such calendar year.

Purchase Price of Shares

        On the last day of each calendar quarter, an employee participating in the Plan shall automatically purchase a number of full and fractional shares of Stock equal to the amount withheld from his or her base pay during such calendar quarter divided by the price of the fair market value of the common stock on the last day of such calendar quarter, less 7.5%. Fair market value shall be the closing sales price for the Company's common stock as quoted on the OTC Bulletin Board or an established stock exchange, whichever lists the common stock (or the mean between the bid and asked prices if no closing price is reported).

Termination of Rights/Withdrawal

        An employee may withdraw payroll deductions credited to his or her account under the Plan by written notice to the Company's chief financial officer at any time prior to the commencement of a calendar quarter offering period. An employee withdrawing from the Plan may not participate in offerings occurring during the calendar year in which he or she withdraws. If a participating employee's employment terminates for any reason, the payroll deductions credited to his or her account will be refunded, without interest.

Oversubscription

        If the offering is oversubscribed, the Committee shall make a pro rata allocation of the shares of common stock in a practicable and equitable manner, and the balance of payroll deductions credited to the account of each participating employee shall be refunded to him or her, without interest.

Restrictions on Transfer of Stock

        Employees cannot transfer shares of common stock acquired pursuant to the Plan for six months following the end of the calendar quarterly period during which the employee acquired the common stock. Payroll deductions credited to a participating employee's account and any rights under the Plan may not be transferred, pledged or otherwise disposed of in any way by the employee other than by will or the laws of descent and distribution.

U.S Federal Income Tax Consequences

        The following discussion is a general summary of the material U.S. federal income tax consequences to participants in the Plan. The discussion in based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes and taxes in jurisdictions outside of the United States are not discussed and may vary from locality to locality.

        Participants in the Plan do not realize income as a result of their participation, or as a result of purchase of common stock under the Plan. If shares of common stock acquired during a Plan period are sold more than eighteen months after the termination date of the period, the tax effect to the participant depends on the fair market value of the common stock upon which the purchase was based (that is, the fair market value of the common stock on the last day of such calendar quarter, less 7.5% ("Purchase Value")). If a participant realizes more than the Purchase Value when he or she sells the common stock, an amount equal to fifteen percent of the Purchase Value will be taxed as ordinary income and any amount realized in excess of the Purchase Value is taxed as capital gain. If the participant realizes an amount less than the Purchase Value but more than eighty-five percent of the Purchase Value, the difference between the amount realized and the eighty-five percent of the Purchase Value is taxed as ordinary income. If the participant realizes less than eighty-five percent of the Purchase Value, no portion of the sale proceeds is taxed, and the difference is treated as a capital loss. If a participant sells common stock acquired in a Plan period before the expiration of the eighteen-month holding period described above, the participant will recognize ordinary income in an amount equal to the difference between the purchase price for the common stock and the market value of the common stock on the date it was purchased. If the sale proceeds are more or less than the fair market value on the date the common stock was purchased, the participant will recognize capital gain or loss, as appropriate. The gain or loss will be long or short term, depending on how long the common stock was held before it was sold.

        THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to approve the adoption of the Plan. Broker non-votes will not be counted as votes in favor of ratification. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the approval of the adoption of the Plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accountants to audit our accounts and the accounts of our subsidiaries for the year ending December 31, 2005. The audit committee proposes that our stockholders ratify the appointment at this Annual Meeting. We expect that representatives of Ernst & Young LLP will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. Broker non-votes will not be counted as votes in favor of ratification. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the ratification of Ernst & Young LLP as our independent registered public accountants.

OTHER MATTERS

        Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

        The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the procedures outlined in the following section of this proxy statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

        Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Patricia S. Williams, our corporate secretary, at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri before November 16, 2005. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

        In addition, if a stockholder fails to notify us on or before January 30, 2006 of a proposal which such stockholder intends to present at our 2006 Annual Meeting of Stockholders other than through inclusion of such proposal in our proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.

INFORMATION ABOUT EXECUTIVE OFFICERS

        Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders. Brief biographies of our executive officers, as of March 31, 2005, follow. You will find information about their holdings of common stock on page 22.

Paul D. Melnuk	Chairman of the board, president and chief executive officer. You will find background information about Mr. Melnuk on pages 2-3.
David L. Dyckman
Mr. Dyckman was elected executive vice president and chief financial officer, effective January 18, 2005. From 1998 to the present, Mr. Dyckman served as chief financial officer and vice president of corporate development of NN, Inc., a publicly-traded global manufacturer of precision-bearing components. During his time at NN, Inc., Mr. Dyckman was responsible for company-wide financial and information technology activities, including, but not limited to, compliance with the requirements of the Securities and Exchange Commission on internal reporting and procedures, capital structure management, financial planning, and information technology strategic services. Furthermore, Mr. Dyckman was responsible for corporate development, which included activities such as strategic planning, negotiating acquisitions and joint ventures, and establishing financing. Mr. Dyckman is 40 years old.
John A. Boisvert
Mr. Boisvert was elected executive vice president of brand management in January 2003. Previously, he served as executive vice president for our subsidiaries, Thermal Dynamics Corporation and C&G Systems Inc. Prior to that time, Mr. Boisvert served as the vice president, general operations manager for Thermal Dynamics and C&G. He has over 20 years of experience in various capacities within Thermal Dynamics. Mr. Boisvert is 43 years old.
Dennis G. Klanjscek
Mr. Klanjscek has served as executive vice president-Asia Pacific since January 1996. Prior to January 1996, Mr. Klanjscek spent over 20 years with British Oxygen Company and six years leading a management buyout of a welding company in Australia. Mr. Klanjscek is 55 years old.

Brian C. Truex
Mr. Truex joined the Company on June 1, 2004 as the executive vice president of global operations. He brings over 20 years of manufacturing operations leadership experiences to the Company. Previously, he was an executive officer of AGCO Corporation and served there as senior vice president of manufacturing technologies & quality. Prior to that time, he was the director of operations for Stanley Mechanics Tools. Mr. Truex spent seven years with Halliburton, where he held a variety of global manufacturing and logistics assignments including: director of manufacturing excellence, director of customer service, global manufacturing manager, and global asset management manager. Mr. Truex worked nearly a decade for General Electric Company. Assignments in the Aircraft Engine Business included finance and purchasing. Experience in GE's Motor Business was gained at headquarters as the manager of forecasting and analysis by leading the production, sales and inventory planning (PSI) process, and assignments in project management. Field assignments at GE included leading new product introductions, plant start ups, and a variety of manufacturing assignments through plant manager. Mr. Truex is 45 years old.
Martin Quinn
Mr. Quinn was elected executive vice president of global sales effective March 30, 2005. From 1999 to March 30, 2005, Mr. Quinn served as vice president marketing and sales—Asia Pacific. Prior to that, he was managing director—Asia. Mr. Quinn is 48 years old.

        No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

GENERAL

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. One important element includes having a strong independent board of directors that is accountable to Thermadyne and its stockholders. Our board of directors has undertaken an ongoing review of our corporate governance principles and procedures. As a result of this review, the board made various minor changes to ensure that we conform to applicable best practices. The board will continue to monitor this evolving area and make such additional changes as appropriate.

BOARD AND COMMITTEE MEETINGS

        Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board's primary responsibility is to oversee the management of Thermadyne and, in so doing, serve the best interests of Thermadyne and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

        Our board met 13 times during 2004, of which 4 were regularly scheduled and 9 were specially called meetings. The board has established an audit committee, a compensation committee and a nominating and corporate governance committee. All of our directors attended 75% or more of the meetings of the board and of any committees thereof on which they served.

Audit Committee

        The audit committee assists our board of directors in fulfilling its financial oversight responsibilities by reviewing all audit processes and fees, the financial information that will be provided to the stockholders, and our systems of internal financial controls. The audit committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace our independent public accountants. The audit committee held 9 regular meetings in 2004. The audit committee's charter is available on our website at www.thermadyne.com.

        The audit committee consists of Marnie S. Gordon, James B. Gamache and John G. Johnson, Jr. The board of directors has determined that Ms. Gordon is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

Compensation Committee

        The compensation committee reviews, and makes recommendations to our board of directors regarding, the compensation and benefits of our executive officers and key managers. The compensation committee also administers the issuance of stock options and other awards under our stock plans and establishes and reviews policies relating to the compensation and benefits of employees and consultants. The compensation committee is comprised of Andrew L. Berger, James B. Gamache and John G. Johnson, Jr. The compensation committee met 6 times in 2004. The compensation committee's charter is available on our website at www.thermadyne.com.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is responsible for identifying, soliciting and interviewing candidates for membership on the board of directors. The nominating and corporate governance committee also oversees and evaluates issues of corporate governance and makes recommendations to the board regarding governance policies and practices. The current members of the nominating and corporate governance committee are Andrew L. Berger, James B. Gamache and Marnie S. Gordon. The nominating and corporate governance committee met 5 times in 2004. The charter of the nominating and corporate governance committee is available on our website at www.thermadyne.com.

        Although our securities are not traded on The Nasdaq National Market, for purposes of assessing director independence the board of directors uses the definition of "independence" contained in current Rule 4200(a)(15) of The Nasdaq National Market corporate governance regulations. Each of the members of the audit and compensation committees and the nominating and corporate governance committee are "independent" under this Rule, and each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under Rule 4350(d)(2)(A) of The Nasdaq National Market corporate governance regulations.

DIRECTOR NOMINATIONS

        Director candidates are nominated by the nominating and corporate governance committee. The nominating and corporate governance committee's charter directs the committee to investigate and assess the background and skills of potential candidates for directors. In accordance with the board's governance principles, the committee seeks to create a board that will bring a broad range of experience, knowledge and judgment to the company. The committee does not have specific minimum qualifications that must be met by a candidate for election to the board of directors in order to be considered for nomination by the committee. When the committee reviews a potential new candidate, the committee looks specifically at the candidate's qualifications in light of the needs of the board and Thermadyne at that time given the current mix of director attributes. In addition, the committee also considers the candidate's independence, as defined in the board's governance principles.

        Upon identifying a candidate for serious consideration, one or more members of the nominating and corporate governance committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other committee members (individually or as a group), meet our chief executive officer and other executive officers and ultimately meet many of the other directors. The nominating and corporate governance committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We have not paid a fee to any third party for the identification or evaluation of candidates.

        Stockholders who wish to recommend director candidates for the next Annual Meeting of Stockholders should notify the nominating and corporate governance committee no later than November 28 of each year. Submissions are to be addressed to the nominating and corporate governance committee c/o our corporate secretary at our executive offices, which submissions will then be forwarded to the committee. The nominating and corporate governance committee would then evaluate the possible nominee using the criteria established by it and would consider such person in comparison to all other candidates. The nominating and corporate governance committee is not obligated to nominate any such individual for election. No such stockholder nominations have been received by us for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by us.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders may communicate with any and all members of our board of directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the chairman of the board, for a communication addressed to the entire board) at the following address and facsimile number:

Name of the Director(s)
c/o Patricia S. Williams, Corporate Secretary
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
St. Louis, Missouri 63017
Phone: (636) 728-3133
Facsimile No: (636) 728-3010

        Communications from our stockholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our independent directors. The corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the corporate secretary may, in her discretion, forward only representative correspondence.

        The chairman of the board of directors will determine whether any communication addressed to the entire board of directors should be properly addressed by the entire board of directors or a committee thereof. If a communication is sent to the board of directors or a committee, the chairman of the board or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our general counsel.

        We do not have a formal policy regarding attendance by members of the board of directors at our Annual Meeting of Stockholders, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting of Stockholders at a time and date to permit attendance by directors, taking into account the directors' schedules and the timing requirements of applicable law. To facilitate attendance and reduce travel costs, we generally schedule our Annual Meeting to occur immediately before a periodic meeting of the board of directors.

COMPENSATION OF DIRECTORS

        Other than Mr. Melnuk, each director is entitled to receive a $38,000 annual fee. For Mr. Melnuk's services as a director from January 1, 2004 through January 28, 2004 when he became the president and chief executive officer of the Company, we paid him $2,810.96 for his regular board fee and $29,589.04 for his chairman fee. We also pay Messrs. Berger and Johnson $5,000 per year for their services as chairman of our nominating and corporate governance committee and chairman of our compensation committee, respectively. Mr. Johnson also receives $10,000 per year for his service as lead director. Ms. Gordon is paid $20,000 for her service as chair of our audit committee. Additionally, we granted to each of Messrs. Berger, Pattelli, Gamache, Melnuk and Johnson and Ms. Gordon non-qualified stock options to purchase 25,000 shares of our common stock under Thermadyne Holdings Corporation Non-Employee Directors Stock Option Agreements in August 2003. These options vest ratably over three years and expire ten years after the grant. All options are non-qualified stock options granted at 100% of the fair market value on the grant date.

        Directors also are reimbursed for all reasonable travel and other expenses of attending meetings of the board of directors, committee meetings of the board of directors and such other meetings as requested by the chairman.

        Pursuant to an arrangement between Mr. Pattelli and his employer, Angelo, Gordon & Co., L.P., all stock and director fees to which Mr. Pattelli is otherwise entitled are paid and distributed to Angelo, Gordon & Co., L.P. and are subsequently remitted to the funds that hold shares of stock in us on a pro rata basis.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of March 9, 2005 about the securities authorized for issuance pursuant to the 2003 Non-Employee Directors Stock Option Agreements, the 2004 Non-Employee Directors' Stock Option Plan, the 2004 Stock Incentive Plan and the Non-Employee Directors Deferred Compensation Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders(1)	375,000	$13.10	1,102,778
Equity compensation plan not approved by security holders(2)	300,000	11.81	—

Total	675,000	$12.83	1,102,778

(1)
Stock options granted under the 2004 Stock Incentive Plan.

(2)
Consists of individual stock option awards.

Material Terms of Equity Compensation Plans Not Approved by Stockholders

        Effective August 12, 2003, we entered into Non-Employee Directors Stock Option Agreements with Messrs. Berger, Pattelli, Gamache, Melnuk and Johnson and Ms. Gordon pursuant to which each individual received a non-qualified stock option award to purchase up to 25,000 shares of our common stock for his or her service as a director. The options were awarded at $13.79 per share and vest over three years. Stockholder approval of these agreements was not required under applicable provisions of law.

        On October 1, 2003, we awarded Karl Wyss, our former chief executive officer, non-qualified stock options to purchase up to 125,000 shares of our common stock pursuant to a separation agreement. These options were awarded at $9.60 per share. Half of these options vested on the date of grant, and the other half vested on May 31, 2004.

        On October 14, 2003, we awarded Mr. Melnuk non-qualified stock options to purchase up to 25,000 shares of our common stock pursuant to an agreement by which he became chairman of the board. The options were awarded at $10.95 per share and vest in three equal annual installments, which began on the first anniversary of the grant date, October 14, 2004.

AUDIT COMMITTEE REPORT

        The board of directors revised the charter for the audit committee in February, 2005. The audit committee reviewed the charter and believes that the charter meets the standards set forth in the applicable regulations of the SEC. The charter is attached as Appendix B to this proxy statement.

        Management is responsible for internal controls, the financial reporting process and compliance with laws and regulations. Ernst & Young LLP, as independent registered public accountants for the company, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The audit committee ensures that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter. The audit committee's duties and responsibilities do not include conducting audits or accounting reviews. Therefore, the audit committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Ernst & Young LLP included in its report on the consolidated financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

        In this context, the audit committee has met and held discussions with management and with Ernst & Young LLP to review and discuss all financial statements before their issuance and to discuss significant accounting issues. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The audit committee obtained from and discussed with Ernst & Young LLP a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The audit committee monitors auditor independence and has reviewed non-audit services performed by the independent registered public accountants.

        The audit committee discussed and reviewed with Ernst & Young LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements.

        Based on the above-mentioned review and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

By the Audit Committee:
    Marnie S. Gordon, Chairman
    James B. Gamache
    John G. Johnson, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND OTHER MATTERS

        During the fiscal years ended December 31, 2004 and 2003, Ernst & Young LLP, our independent registered public accountants, billed us the fees set forth below in connection with services rendered by the independent registered public accountants to the company:

Fee Category	Fiscal 2003	Fiscal 2004
Audit Fees	$1,130,000	$2,411,562
Audit-Related Fees	$9,000	$1,500
Tax Fees	$341,000	$366,504
All Other Fees	—	—

        Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC. Audit fees for fiscal 2003 include fees for the audit of our reorganized company's financial statements as of and for the seven months ended December 31, 2003 and for the financial statements of our predecessor company for the five months ended May 31, 2003.

        Audit-related fees consisted of fees for assurance and related services, including consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002.

        Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountants and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval. All work after our emergence from bankruptcy in May 2003 was pre-approved by the audit committee.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTION

        We entered into employment agreements with Messrs. Melnuk, Dyckman and Boisvert in 2004. For a more detailed discussion of these employment agreements, including severance provisions, see "Information About Executive Officers—Employment Agreements."

CODE OF ETHICS

        We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics can be found on our website at www.thermadyne.com. We intend to disclose future amendments to our Code of Ethics, as well as any waivers thereof, on our website to the extent permissible by the rules and regulations of the SEC and any exchange upon which our stock may be listed.

INFORMATION ABOUT EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

Compensation Earned

        The following table summarizes the compensation earned during 2004, 2003 and 2002 by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004 and our former chief financial officer. We refer to these five individuals as our named executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options(2)	All Other Compensation(3)
Paul D. Melnuk President and Chief Executive Officer	2004 2003 2002	$428,308 — —	$0 — —	200,000 — —		$0 — —
Dennis Klanjscek Executive Vice President-Asia Pacific	2004 2003 2002	$343,546 323,280 313,865	$0 293,961 52,311	— — —	$ $ $	38,146 34,933 25,408
John Boisvert Executive Vice President-Brand Management	2004 2003 2002	$300,850 191,262 185,000	$0 61,667 30,834	50,000 — —		$3,129 1,050 736
James H. Tate(4) Former Senior Vice President and Chief Financial Officer	2004 2003 2002	$349,229 334,788 326,500	$0 17,200 136,314	— —		$20,004 12,739 10,799
Michael E. Mahoney(5) Former Executive Vice President-International	2004 2003 2002	$295,375 290,697 283,500	$0 209,500 252,447	— — —		$16,031 10,989 8,762
James R. Delaney(5) Former Executive Vice President-U.S. Sales	2004 2003 2002	$239,113 229,891 226,065	$0 132,755 34,613	— — —		$13,671 10,467 8,446

(1)
No bonus was paid in 2004 by the Thermadyne Management Incentive Plan.

(2)
Mr. Melnuk was granted 25,000 shares as a non-employee director and 175,000 as Chief Executive Officer. Mr. Boisvert shares were granted under the 2004 Stock Incentive Plan.

(3)
All other compensation includes group life insurance premiums paid by us, contributions made on behalf of the named executive officers to our 401(k) retirement and profit sharing plan and automobile allowance. The amounts of insurance premiums paid, 401(k) contributions, and automobile allowance made (respectively) on behalf of the named executive officers for 2004 are as follows: Mr. Tate, $0,$10,902,$9,102; Mr. Mahoney, $2,001, $4,928, $9,102; Mr. Delaney, $581, $3,913 and $9,178; Mr. Boisvert, $129, $0 and $3,000. Mr. Klanjscek is a citizen of Australia, and the company contributed $38,146 to his Superannuation retirement fund.

(4)
Mr. Tate resigned as an officer and employee of the Company, effective December 15, 2004. Upon his resignation, he signed a one year consulting agreement pursuant to which he will serve as a financial project leader for the Company. For his services, Mr. Tate will receive compensation of $336,295, medical and dental insurance, life insurance, disability insurance and a car allowance.

(5)
Mr. Mahoney and Mr. Delaney resigned as officers and employees of the Company, effective March 30, 2005.

OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS

        The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2004 and our former chief financial officer, James H. Tate.

Option Grants in the Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price	Expiration Date
					5%	10%
Paul D. Melnuk(1)(2)	175,000		13.10	6/13/2014	21.16	33.70
Dennis Klanjscek	—	—	—	—	—	—
John Boisvert(1)	50,000		13.10	6/13/2014	21.16	33.70
James H. Tate
Michael E. Mahoney	—	—	—	—	—	—
James R. Delaney	—	—	—	—	—	—

(1)
The options shall become exercisable as follows: (i) one-half of the options will become vested and exercisable in three equal annual installments on August 1, 2004, August 1, 2005 and August 1, 2006; and (ii) one-half will become vested and exercisable in three equal annual installments on each of the first three anniversaries of the date of the grant ("Installment Date") if the Company achieves its Return on Invested Capital Targets in accordance with its annual budget for the immediately preceding fiscal year (the "Performance Options"). If the Performance Options do not vest in any year due to the failure to achieve Return on Invested Capital Targets for such year, such Performance Options shall vest on any subsequent Installment Date if the Company has achieved on such date the Return on Invested Capital Targets for the current year, plus the Return on Invested Capital Targets for the prior years for which such targets were not achieved (after taking into account any portion of such targets achieved in prior years).

(2)
Notwithstanding the above vesting schedule, the Performance Options shall become exercisable as to 100% of the shares of common stock subject to the Performance Options seven (7) years after the date of the grant (but only to the extent such Performance Options have not otherwise terminated or become exercisable) whether or not the Return on Invested Capital Targets are achieved.

OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS

        The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2004 and our former chief financial officer, Mr. Tate.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Options

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Melnuk	—	—	45,833.33	179,166.67	$93,958.33	$367,291.67
Dennis Klanjscek	—	—	—	—	—	—
John Boisvert	—	—	8,333.33	16,666.67	0	0
James H. Tate	—	—	—	—	—	—
Michael E. Mahoney	—	—	—	—	—	—
James R. Delaney	—	—	—	—	—	—

EMPLOYMENT AGREEMENTS

        We previously entered into employment agreements with Messrs. Melnuk, Dyckman, Mahoney, Delaney, Klanjscek and Boisvert. We have also entered into an agreement with Mr. Tate pursuant to his resignation as the Company's chief financial officer and senior vice president.

  Mr. Melnuk

        Paul Melnuk, the chairman of our board of directors, was named president and chief executive officer on January 28, 2004. In exchange for his services, we entered into an agreement to pay Mr. Melnuk $550,000 annually and we agreed to grant to him stock options to purchase an aggregate of 175,000 shares of our common stock. One half of these options vest ratably over three years. The other half of these options vest ratably over three years if we meet certain performance objectives and in any case, seven years after the date of the grant if they have not been terminated or become otherwise exercisable whether or not we have met the performance objectives. This is in addition to the stock options to purchase an aggregate of 25,000 shares of our common stock which were granted to him while he assisted us in the management of our company prior to being named chief executive officer. Mr. Melnuk will also be eligible for a bonus in an amount up to his annual salary if we meet or exceed a targeted return on invested capital based on our annual budget and if Mr. Melnuk meets certain mutually agreed upon performance objectives.

        Mr. Melnuk's employment may be terminated by us for cause or permanent disability. If Mr. Melnuk is terminated without cause, he will be entitled to receive pay equal to one year of base pay plus the average bonus for the last two years. If Mr. Melnuk's position is eliminated after a change of control, Mr. Melnuk is entitled to severance pay equal to two years of base pay plus the average bonus for the last two years.

  Mr. Dyckman

        David Dyckman was elected executive vice president and chief financial officer, effective January 18, 2005. In exchange for his services, we entered into an agreement to pay Mr. Dyckman $294,000 annually. Furthermore, we granted him options to purchase up to 50,000 shares of our common stock, with one half vesting in three equal annual installments over the next three years. The remaining one half vesting ratably over the next three years if we meet certain performance objectives and in any case, seven years after the date of the grant if they have not been terminated or become otherwise exercisable whether or not we have met the performance objectives. Mr. Dyckman will also be eligible for a bonus of not less than 75% of his annual salary if we meet or exceed a targeted return on invested capital based on our annual budget and if Mr. Dyckman meets certain mutually agreed upon performance objectives.

        Mr. Dyckman's employment may be terminated by us for cause or permanent disability. If he is terminated without cause, he will be entitled to receive pay equal to one year of base pay plus his bonus for the year in which he was terminated.

  Messrs. Mahoney, Delaney and Klanjscek

        Pursuant to their employment agreements, Mr. Mahoney served as executive vice president international and Mr. Delaney served as executive vice president U.S. sales before their resignation effective March 30, 2005, and Mr. Klanjscek serves as executive vice president Asia Pacific. If we meet or exceed a targeted return on invested capital based on our annual budget, and if he meets certain mutually agreed upon performance objectives, Mr. Klanjscek is entitled to a bonus of not less than 60% of his salary. Mr. Mahoney and Mr. Delaney were entitled to bonuses of not less than 70% and 60% of their salaries, respectively, under the same conditions.

        Mr. Delaney's employment agreement is subject to termination with cause (as defined by the agreements), upon death or disability, without cause, and for constructive termination. No severance pay is due under the agreement for termination with cause. Severance pay equal to two years of base pay plus the average bonus for the last two years is due under any other termination event. Mr. Mahoney's and Mr. Delaney's employment agreements contained identical provisions.

  Mr. Boisvert

        We entered into a Second Amended and Restated Executive Employment Agreement with Mr. Boisvert in January, 2004 pursuant to which he will serves as executive vice president brand management. Additionally, if we meet or exceed a targeted return on invested capital based on our annual budget, and he meets certain mutually agreed upon performance objectives, Mr. Boisvert is entitled to a bonus of not less than 60% of his salary.

        We granted Mr. Boisvert options to purchase up to 50,000 shares of our common stock, with half of the options vesting in three equal annual installments on August 1, 2004, 2005 and 2006. The other half will vest in three equal annual installments on each of the first three anniversaries of the date of grant if we meet certain performance objectives.

        The employment agreement is subject to termination with cause (as defined by the agreement), upon death or disability, without cause, and for constructive termination. No severance pay is due under any agreement terminated with cause. Severance pay equal to eighteen months of base pay plus the bonus for the year in which the termination occurs is due under any other termination event.

  Mr. Tate

        We entered into a consulting agreement with Mr. Tate whereby upon his effective resignation as an officer and employee of the Company on December 15, 2004, he was appointed to the position of financial project leader for a period of one year. In consideration for his services in this position, he will receive $336,295 and continue to be eligible for medical and dental insurance, life insurance, disability insurance and a car allowance during this one year period.

COMPENSATION COMMITTEE REPORT

        The compensation committee is responsible for the oversight and administration of the company's executive compensation program. The committee operates pursuant to a written charter.

        The company's executive compensation program was based on a philosophy that the total compensation package must be competitive with comparable companies with whom the company competes for talent in order to attract and retain outstanding executives. The program also seeks to emphasize variable compensation that is dependent on the achievement of performance goals set by the committee. The 2004 executive compensation program was based on the following principles:

  •
  Base salaries; and

  •
  Annual incentive awards.

        The philosophy underlying each element of executive compensation is discussed below.

        Base Salary. Base salary reflects the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. Base salary is generally targeted to the median of the base pay paid by comparable companies for a particular role. Base salary is targeted at the median of other manufacturing companies that participate in compensation surveys conducted by human resource consulting firms. Where scope data is available, companies are of a similar size.

        Annual Incentive Plan. The Management Incentive Plan for all management, including executives, provides for cash awards that are determined shortly after the end of the performance year being measured. In 2003, each manager was eligible for an annual bonus if certain pre-established goals in each manager's area of responsibility were attained. Beginning in 2004, receipt of a bonus will be based upon (i) reaching a corporate-wide return on invested capital goal based on targeted EBITDA (as defined in the plan) divided by invested capital (as defined in the plan) and (ii) to a lesser extent, the individual's performance as rated in two annual reviews. The committee considers the key achievements and missed opportunities of each individual. The committee did not grant any bonuses in 2004.

        Other Grants. The committee may also make grants of stock options to individual executives to hire or retain those individuals or motivate achievement of particular business objectives. Additional stock option grants may be made to hire or retain certain individuals, reflect increased responsibility, or motivate the achievement of a particular business objective. Paul D. Melnuk received a grant of 25,000 stock options in 2003 in connection with his assistance in the management of our company prior to being named president and chief executive officer in January 2004, and the company granted him 175,000 stock options in 2004 in connection with his appointment as president and chief executive officer of the company.

        Upon his resignation as chief financial officer and an employee of the Company effective December 15, 2004, Mr. Tate has agreed to serve as a financial project leader for the Company for a period of one year. Pursuant to a consulting contract entered into with the Company, Mr. Tate will receive $336,295 and continue to be eligible for medical and dental insurance, life insurance, disability insurance and a car allowance during the one year period.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The committee is responsible for reviewing no less than annually the performance of the company's chief executive officer and determining the compensation of the chief executive officer.

        Effective as of January 28, 2004, the date of his election as president and chief executive officer of Thermadyne, Mr. Melnuk executed an executive employment agreement with the Company pursuant to which his total annualized base pay compensation was $550,000. However, Mr. Melnuk's base pay from August 2004 until December 31, 2004 was $495,000 as a result of a voluntary pay cut; as of January 1, 2005, his base pay is again $550,000. Also in connection with his election as president and chief executive officer, Mr. Melnuk is eligible for a bonus in an amount up to his annual salary if the company meets or exceeds a targeted return on invested capital based on the company's annual budget and if Mr. Melnuk meets certain mutually agreed upon performance objectives. Mr. Melnuk did not receive a bonus in 2004. In addition, the company agreed to grant to him stock options to purchase an aggregate of 175,000 shares of common stock. One half of these options will vest ratably over three years. The other half of these options will vest ratably over three years if the company meets certain performance objectives. If the Company fails to meet these performance objectives, these options will vest seven years from the date of the grant. This is in addition to the 25,000 stock options granted to him in October 2003 in connection with his assistance in the management of the company prior to being named chief executive officer.

SECTION 162(m)

        Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table. The company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m).

        The compensation committee believes these executive compensation policies and programs effectively serve the interests of stockholders and Thermadyne and are appropriately balanced to provide increased motivation for executives to contribute to Thermadyne's future success.

By the Compensation Committee:
    John G. Johnson, Jr., Chairman
    Andrew L. Berger
    James B. Gamache

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our compensation committee during fiscal year 2004 were Andrew L. Berger, James H. Gamache and John G. Johnson, Jr.

        None of our executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an officer or employee of Thermadyne or any of our subsidiaries.

OTHER MATTERS

INFORMATION ABOUT STOCK OWNERSHIP

        The following table sets forth, as of March 9, 2005, certain information regarding the ownership of common stock (i) by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) by each director and nominee for director, (iii) by each named executive officer, and (iv) by all directors, nominees for director and named executive officers as a group. We believe that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, NY 10167(2)	4,881,040	36.7%
MacKay Shields LLC, 9 West 57th Street, New York, NY 10019(3)	2,251,241	16.9%
Goldman, Sachs & Co., The Goldman Sachs Group, Inc.(4)	714,300	5.4%
Greenlight Capital, L.L.C., Greenlight Capital, Inc. and David Einhorn, 420 Lexington Ave., Suite 1470, New York, NY 10170(5)	677,300	5.1%
Paul D. Melnuk(6)	47,833.33	*
Andrew L. Berger(6)	8,333.33	*
James B. Gamache(6)	10,333.33	*
Marnie S. Gordon(6)	8,333.33	*
John G. Johnson, Jr(6).	9,333.33	*
Bradley G. Pattelli(6)	18,333.33	*
Dennis Klanjscek	—	*
John Boisvert(6)	8,333.33	*
James H. Tate	—	*
Michael E. Mahoney	—	*
James R. Delaney	—	*

*
Represents less than 1%.

(1)
Based on 13,313,973 shares of common stock outstanding and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)
Information with respect to the outstanding shares beneficially held by Angelo, Gordon & Co., L.P. is based on a Schedule 13D filed with the SEC on June 5, 2003 by such firm.

(3)
Information with respect to the outstanding shares beneficially held by MacKay Shields LLC is based on a Schedule 13G/A filed with the SEC on February 13, 2004 by such firm.

(4)
Information with respect to the outstanding shares beneficially owned by Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. is based on a Schedule 13G filed with the SEC on February 8, 2005 by such firm.

(5)
Information with respect to the outstanding shares beneficially held by Greenlight Capital, L.L.C., Greenlight Capital, Inc. and David Einhorn is based on a Schedule l3G/A filed with the SEC on February 13, 2004. Shares included in the table with respect to these firms consist of 348,000 shares held by Greenlight Capital, L.L.C. and 329,300 shares held Greenlight Capital, Inc. As the principal of Greenlight Capital, L.L.C., and Greenlight Capital, Inc., Mr. Einhorn may direct the vote and disposition of the 677,300 shares of common stock beneficially owned by these entities.

(6)
This includes options exercisable within 60 days for the following number of shares: Mr. Melnuk—45,833.33; Mr. Berger, Mr. Gamache, Ms. Gordon, Mr. Johnson, Mr. Pattelli and Mr. Boisvert—8,333.33; all directors and named executive officers as a group—95,833.31 shares.

PERFORMANCE GRAPH

        On May 23, 2003, we emerged from Chapter 11 bankruptcy protection. As a result, all shares of common stock outstanding on May 23, 2003 were cancelled on such date and new common stock was issued. The following graph shows a comparison of our cumulative total returns, the NASDAQ Stock Market Index and the Standard & Poor's Midcap 400 Manufacturing (Specialized Industries) Index (the "S&P Midcap 400 Mfg Index") for the periods from May 30, 2003 (the first day of trading after the emergence from Chapter 11 bankruptcy) to December 31, 2003 and December 31, 2003 to December 31, 2004. The comparison assumes $100 was invested on May 30, 2003 in each of our common stock, the NASDAQ Stock Market Index, and the S&P Midcap 400 Mfg Index, and assumes compounded daily returns with reinvestment of dividends.

  Value of $100 Invested

	5/30/2003	12/31/2003	12/31/2004
NASDAQ Stock Market	$100.00	$125.53	$136.31
S&P Midcap (Mfg) (Specialized Index)	$100.00	$121.38	$139.78
Thermadyne Holdings Corporation	$100.00	$117.14	$123.81

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on review of copies of reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements during 2004 were complied with on a timely basis with the exception of the following forms filed by the Company's officers: a Form 4 for Mr. Boisvert should have been filed in June but was filed in September; Form 4s for Robert Maddox and Ms. Williams should have been filed in June but were filed in July; and Form 4s for Messrs. Truex and Melnuk, Jason Huett and Terry Downes should have been filed in June but were filed in August.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our 2004 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at:

Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
St. Louis, Missouri 63017
Attn: Patricia S. Williams, Corporate Secretary
Phone: (636) 728-3133
Facsimile No: (636) 728-3010

        If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

APPENDIX A

THERMADYNE HOLDINGS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I PURPOSE

1.1    Purpose

        The Thermadyne Holdings Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby Employees of Thermadyne Holdings Corporation, a Delaware corporation, and its subsidiary corporations (hereinafter collectively referred to as the "Company") will have an opportunity to acquire a proprietary interest in Thermadyne Holdings Corporation through the purchase of shares of the common stock of Thermadyne Holdings Corporation. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under §423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II DEFINITIONS

2.1    Administrator

        "Administrator" means the Company's agent for administering the Plan. The Administrator shall be appointed by the Committee pursuant to Section 11.02.

2.2    Base Pay

        "Base Pay" shall mean regular, straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.3    Board

        "Board" means the board of directors of Thermadyne Holdings Corporation.

2.4    Committee

        "Committee" means the Compensation Committee of the Board.

2.5    Employee

        "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than twenty hours per week.

2.6    Fair Market Value

        So long as Stock is listed on the Nasdaq National Market or on an established stock exchange, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the mean between the bid and asked prices if no closing price is reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the Stock is not listed on the Nasdaq National Market or on an established Stock Exchange, "Fair Market Value" means the average of the high bid and low asked prices of shares of Stock in the over-the-counter market, as reported by the Nasdaq or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Stock selected by the Committee on the date of determination. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets are open. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscretionary standards adopted from time to time. If the Company's Stock is not readily traded, Fair Market Value means the amount determined in good faith by the Committee as the fair market value of common stock of Thermadyne Holdings Corporation.

2.7    Offering

        "Offering" means the Company's offer to sell Stock during an Offering Period.

2.8    Offering Period

        "Offering Period" means the period commencing the first day of each calendar quarter and ending the last day of such calendar quarter commencing with the calendar quarter starting July 1, 2005.

2.9    Offering Commencement Date

        "Offering Commencement Date" means the first day of each Offering Period.

2.10    Offering Termination Date

        "Offering Termination Date" means the last day of each Offering Period.

2.11    Participant

        "Participant" means an Employee who elects to participate in the Plan.

2.12    Plan Account

        "Plan Account" means the record of a Participant's full and fractional shares of Stock held by the Administrator. A Participant's Plan Account and the shares held in such account will be fully vested in the Participant and nonforfeitable by the Participant. A Participant's Plan Account will be held in his or her name as beneficial owner; provided, however, that a Participant may cause the Administrator to add his or her Spouse as a co-owner of the Plan Account and may specify the type of ownership such as tenants in common, joint tenants with the right of survivorship or tenants by the entireties.

2.13    Plan Year

        "Plan Year" means the annual accounting period for the Plan beginning and ending on January 1 and December 31 of each year except that the first Plan Year shall be the period beginning July 1, 2005 and ending December 31, 2005.

2.14    Right

        "Right" means the right to purchase stock pursuant to this Plan.

2.15    Spouse

        "Spouse" means a person who is alive and married to the Participant within the meaning of the laws of the State of the Participant's residence as evidenced by a valid marriage certificate or other proof acceptable to the Committee.

2.16    Stock

        "Stock" means common stock of Thermadyne Holdings Corporation.

2.17    Subsidiary Corporation

        "Subsidiary Corporation" means any present or future corporation which (i) would be a "subsidiary corporation" of Thermadyne Holdings Corporation as that term is defined in §424 of the Code, and (ii) is designated as a participating company in the Plan by the Committee.

ARTICLE III ELIGIBILITY AND PARTICIPATION

3.1    Initial Eligibility

        An Employee who shall have completed ninety consecutive days of employment with and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in Offerings which commence on or after such ninety day period has concluded.

3.2    Leave of Absence

        For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first ninety days of such leave of absence and such Employee's employment with the Company shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular employment of the Company (as the case may be) prior to the close of business on such ninetieth day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to employment with the Company, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any Right.

3.3    Restrictions on Participations

        Notwithstanding any provisions of the Plan to the contrary, no Employee shall participate in the Plan:

          (a)   if, immediately after commencement of participation, such Employee would own Stock, and/or hold rights to purchase Stock, possessing five percent or more of the total combined voting power or value of all classes of stock of Thermadyne Holdings Corporation (for purposes of this paragraph, the rules of §424(d) of the Code shall apply in determining such stock ownership of any Employee); or

          (b)   to the extent his or her rights to purchase Stock under all employee stock purchase plans, as defined in §423 of the Code, of the Company accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such Right is granted) for each calendar year in which such Right is outstanding.

3.4    Commencement of Participation

        An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the chief financial officer of Thermadyne Holdings Corporation on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in

ARTICLE IV OFFERINGS

4.1    Stock Subject to Rights

        The aggregate number of shares of Stock which may be issued under this Plan shall not exceed one percent of the issued and outstanding shares of Stock on the date the shareholders of the Company approve this Plan, except for adjustments under Section 12.04. Shares offered and not accepted, or, if accepted, not purchased, shall continue to be available for inclusion in any subsequent

Rights which may be granted under the Plan. Such shares of Stock may be newly issued shares or shares purchased by the Company from third parties.

4.2    Quarterly Offerings

        The Board shall determine the number of shares of Stock, subject to the aggregate limits of Section 4.01, to be offered under the Plan before the first day of each Offering Period commencing with the Offering Period starting July 1, 2005.

ARTICLE V PAYROLL DEDUCTIONS

5.1    Amount of Deduction

        At the time a Participant files his or her authorization for payroll deductions, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent of his or her Base Pay in effect at the Offering Commencement Date of such Offering, provided, however, that such payroll deduction must not be less than $5.00 for a payroll period. In the case of an hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering. A Participant may make only one authorization for payroll deductions during a calendar year and such election shall apply to his or her deductions from pay for all Offering Periods occurring in such calendar year.

5.2    Participant's Account

        All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. Payroll deductions shall be deposited with the Company's general funds.

5.3    Changes in Payroll Deductions

        A Participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering Period.

5.4    Leave of Absence

        Except as provided in Section 3.02, if a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence.

ARTICLE VI NUMBER OF SHARES AND PRICE

6.1    Number of Shares

        On the Offering Termination date of each Offering, a Participant shall purchase a number of full and fractional shares of Stock equal to the amount withheld from his or her Base Pay during the Offering divided by the price as determined under Section 6.02.

6.2    Price

        The price of Stock purchased with payroll deductions made during such Offering for a Participant therein shall be ninety-two and one half percent of the Fair Market Value of the Stock on the Offering Termination Date.

ARTICLE VII EXERCISE OF RIGHT

7.1    Automatic Exercise

        Unless a Participant gives written notice to the Company as hereinafter provided, his or her Right for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable price within the meaning of Section 6.02.

7.2    Withdrawal of Account

        By written notice to the chief financial officer of the Thermadyne Holdings Corporation, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

7.3    Transferability of Rights

        During a Participant's lifetime, Rights held by such Participant under the Plan shall be exercisable only by that Participant.

7.4    Delivery of Stock

        As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will cause to be transferred to each Participant's Plan Account the shares evidencing Stock purchased upon exercise of his or her Rights.

ARTICLE VIII WITHDRAWAL

8.1    In General

        As provided in Section 7.02, a Participant may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the chief financial officer of Thermadyne Holdings Corporation. All of the Participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during the balance of the calendar year in which such withdrawal occurs. The Committee may, at its option, treat any attempt to borrow by a Employee on the security of his or her accumulated payroll deductions as an election to withdraw such deductions.

8.2    Effect on Subsequent Participation

        A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company except that he or she may not participate in Offerings occurring during the calendar year in which the withdrawal occurs.

8.3    Termination of Employment

        Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety days), the payroll deductions credited to his or her account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 12.01.

8.4    Termination of Employment Due to Death

        Upon termination of the Participant's employment because of his or her death, his or her beneficiary (as defined in Section 12.01) shall be paid within sixty days commencing with the date of the death of the Participant the payroll deductions credited to the Participant's account under the Plan.

8.5    Leave of Absence

        A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.04, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the ninetieth day the commencement of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX INTEREST

9.1    Payment of Interest

        No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

ARTICLE X STOCK

10.1    Maximum Shares

        If the total number of shares of Stock for which Rights are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares of Stock for the applicable Offering, the Committee shall make a pro rata allocation of the shares of Stock available for delivery and distribution in a nearly uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him or her as promptly as possible.

10.2    Participant's Interest in Stock

        The Participant will have no interest in Stock covered by his or her Rights under the Plan until such Right has been exercised at the Offering Termination Date for any offering.

10.3    Registration of Stock

        Stock to be delivered to a Participant's Plan Account will be registered in the name of the Participant as the beneficial owner, or, if the Participant so directs by written notice to the chief financial officer of the Thermadyne Holdings Corporation, in the names of the Participant and his or her Spouse, as provided by Section 2.12.

10.4    Restrictions on Exercise

        The Board may, in its discretion, require as conditions to the exercise of the any right under the Plan that the shares of Stock reserved for issuance upon the exercise of the Right shall have been duly listed, upon official notice of issuance, upon the Nasdaq Stock Market or on any stock exchange on which the Stock is listed, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

10.5    Restrictions on Transfer of Stock

        Notwithstanding anything in the Plan to the contrary, no Stock acquired pursuant to the Plan may be transferred by a Participant for six months following the Offering Termination Date upon which such Stock is credited to the Participant's Plan Account. The Company will inform the administrator of the Plan Account of this restriction and may place a stop-transfer notice with the transfer agent for the Stock and may place an appropriate restrictive legend on the certificate for such stock.

ARTICLE XI ADMINISTRATION

11.1    Appointment of Committee

        The Committee shall administer the Plan.

11.2    Authority of Committee

        Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate all or a portion of its duties to an Administrator to facilitate the purchase and transfer of shares of Stock and to otherwise assist in the administration of the Plan.

ARTICLE XII MISCELLANEOUS

12.1    Designation of Beneficiary

        A Participant may file a written designation of a beneficiary who is to receive any cash credited to his or her account at the time of his or her death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the chief financial officer of Thermadyne Holdings Corporation. Upon the death of a Participant and upon receipt by the Committee of proof of identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall pay such cash to the beneficiary in accordance with Section 8.04. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall pay cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may pay cash to the Spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she had been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

12.2    Transferability

        Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Right under the Plan or the right to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.3    Use of Funds

        All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.4    Adjustment Upon Changes in Capitalization

          (a)   If, while any Rights under the Plan are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Rights under the Plan and on the exercise price or prices applicable to such outstanding Rights. In addition, in any such event, the number and/or kind of shares of Stock which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of the Paragraph, any distribution of shares of Stock to shareholders in an amount aggregating twenty percent or more of the outstanding shares of Stock shall be deemed a stock split and any distributions of shares aggregating less than twenty percent of the outstanding shares of Stock shall be deemed a stock dividend.

          (b)   Upon the dissolution or liquidation of Thermadyne Holdings Corporation, or upon a reorganization, merger or consolidation of Thermadyne Holdings Corporation with one or more corporations as a result of which Thermadyne Holdings Corporation is not the surviving corporation, or upon a sale of substantially all of the property or Stock of Thermadyne Holdings Corporation to another entity, the holder of each Right then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Right for each share of Stock as to which such Right shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transactions. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Right might thereafter be entitled to receive.

12.5    Amendment and Termination

        The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of Thermadyne Holdings Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having a Right under the Plan to purchase Stock, adversely affect the rights of such Employee under such Right.

12.6    Effective Date

        The Plan shall become effective as of July 1, 2005, subject to approval by the holders of the majority of the Stock present and represented at a special or annual meeting of the shareholders of Thermadyne Holdings Corporation held on or before April 20, 2005. If the Plan is not so approved, the Plan shall not become effective and all funds withheld from the Base Pay of Participants shall be returned to such Participants without interest.

12.7    No Employment Rights

        The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.8    Effect of Plan

        The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

12.9    Headings

        The headings are inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

12.10    Terms

        Terms in the singular shall be deemed to include the plural, and vice versa, wherever the context so permits or requires.

12.11    Governing Law

        The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

        IN WITNESS WHEREOF, this Plan is adopted this 25th day of February, 2005.

THERMADYNE HOLDINGS CORPORATION
By:	/s/ PAUL D. MELNUK President and Chief Executive Officer

APPENDIX B

THERMADYNE HOLDINGS CORPORATION
AUDIT COMMITTEE CHARTER

        I.    PURPOSE

        The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management regarding: (i) the conduct of the Company's financial reporting process, including by overviewing the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (ii) the performance of the Company's systems of internal accounting, financial controls and audit function, (iii) the performance of the Company's independent auditors, including their qualifications and independence, and the annual independent audit of the Company's financial statements, (iv) the preparation of the audit committee report required by SEC rules to be included in the Company's annual proxy statement, (v) the Company's legal and regulatory compliance, and (vi) the Company's code of ethics as established by management and the Board.

        The Committee shall review the adequacy of this Charter at least annually.

        II.    COMMITTEE MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board, all of whom shall be independent, and the Committee's composition will meet all the guidelines of the Audit Committee Policy of the Nasdaq National Market, and any requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") or rules adopted by the SEC relating to audit committees.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board to serve until their successors shall be duly elected and qualified. Unless a chair of the Committee is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership. Any member of the Committee may be removed, with or without cause, by the Board at any time.

        III.    COMMITTEE MEETINGS

        The Committee shall meet as often as it deems necessary or appropriate, generally at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its role to foster open communication and to discharge its oversight role, the Committee or its chairperson should meet periodically with management, and the outside auditors and the Committee should meet in separate executive sessions to discuss any matters the Committee believes should be discussed privately.

        IV.    KEY RESPONSIBILITIES

        The Committee's role is one of oversight and it recognizes the Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work. In discharging its oversight role, the Committee may investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, auditors or other experts for this purpose and will receive funding from the Company to engage such advisors. The outside auditors are ultimately accountable to the Committee.

        The following functions and responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

        To fulfill its role, the Committee shall:

        A.    Continuous Activities—General

        1.     Have the direct responsibility for the appointment, evaluation, compensation and oversight of the work of the outside auditors and, where appropriate the dismissal of the outside auditors. The outside auditors shall report directly to the Committee, and the Committee's responsibility includes the resolution of disagreements between management and the outside auditors regarding financial reporting.

        2.     Report its findings regularly to the Board, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the outside auditors or the performance of the internal audit function.

        3.     Consider and pre-approve all auditing services provided by the Company's outside auditors. All non-audit services permitted pursuant to law to be provided by the auditors must also be considered and pre-approved by the Committee and such approvals must be disclosed in the Company's periodic public filings. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

        4.     Consider and review with the outside auditors and management: (i) the adequacy of the Company's disclosure controls and procedures and internal controls; (ii) all significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any material fraud against the Company involving any employee; (iv) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and, (v) the related findings and recommendations of the outside auditors together with management's responses.

        5.     Consider and review with management, the Chief Financial Officer or Controller and the outside auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

        6.     Inquire of management, the outside auditors, and the Chief Financial Officer or Controller about significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with management, the outside auditors, and the Chief Financial Officer or Controller and oversee the Company's underlying policies with respect to risk assessment and risk management.

        7.     Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

        B.    Continuous Activities—Specific Reporting Policies and Scheduled Activities

        1.     Review and discuss with management and the outside auditors the accounting policies that may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports. Inquire as to the outside auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

        2.     Review and discuss with management and the outside auditors any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company. The Committee shall review, discuss with management and the outside auditors and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

        3.     Review with the independent auditors: (i) all of its significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iv) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.

        4.     Review the Company's financial statements, including: (i) prior to public release, reviewing with management and the independent auditors the Company's annual and quarterly financial statements to be filed with the SEC, including (A) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (B) any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers and (C) discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 or No. 71; (ii) with respect to the independent auditors' annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditors without any management member present and discussing the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditors;

        5.     At least annually, obtain and review a report by the outside auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal qualify-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the outside auditors and the Company (to be set out in the formal written statement described below).

        6.     On an annual basis, request from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence

Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence. The Committee shall also (i) consider whether, in the interest of assuring continuing independence of the outside auditor, the Company should regularly rotate its outside auditors; and (ii) set clear hiring policies for employees or former employees of the outside auditors.

        7.     Prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the outside auditors the matters required to be discussed by SAS No. 61 and 90; (iii) has received the written disclosure and letter from the outside auditors (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC.

        8.     Conduct periodic self-evaluations of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee.

        C.    "When Necessary" Activities

        1.     Review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer or Controller.

        2.     Have direct responsibility for the appointment, evaluation, compensation and oversight of the work of the external auditors and, where appropriate, the dismissal of the external auditors.

        3.     Review periodically with General Counsel legal and regulatory matters that may have a material impact on the Company's financial statement compliance policies and programs.

        4.     Inquire as to the view of the outside auditors of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

        5.     Review periodically with senior management the provisions of the Company's code of business conduct and ethics (including the Company's policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) as adopted by the Board or senior management, including any waivers provided under such code since the last annual review; provided that any such waiver shall be reported by the Committee to the Board and approval of the Board shall also be required for any such waiver applicable to any officer who is a member of the Board.

        February 25, 2005

DETACH HERE

P R O X Y

THERMADYNE HOLDINGS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THERMADYNE HOLDINGS CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2005

        The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Paul D. Melnuk or Patricia S. Williams, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Thermadyne Holdings Corporation (the "Company") to be held on April 19, 2005 (the "Annual Meeting"), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

SEE REVERSE SIDE	CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE	SEE REVERSE SIDE

THERMADYNE HOLDINGS
CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☐
Please mark
votes as in
this example.

The Board of Directors recommends a vote "FOR" all director nominees and a vote "FOR" proposals 2 and 3.

1.
ELECTION OF DIRECTORS

  Nominees: (01) Paul D. Melnuk, (02) Andrew L. Berger, (03) James B. Gamache, (04) Marnie S. Gordon, (05) John G. Johnson, Jr., (06) Bradley G. Pattelli

FOR ALL NOMINEES (except as indicated in space below)	☐	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

(To withhold authority to vote for any individual nominee, print the nominee's name above.)

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.	☐	☐	☐
4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT FOR THE THERMADYNE HOLDINGS CORPORATION 2005 ANNUAL MEETING OF STOCKHOLDERS TABLE OF CONTENTS
INFORMATION ABOUT THE MEETING
DISCUSSION OF PROPOSALS
INFORMATION ABOUT EXECUTIVE OFFICERS
INFORMATION ABOUT CORPORATE GOVERNANCE
Equity Compensation Plan Information
INFORMATION ABOUT EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS
OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS
OTHER MATTERS
APPENDIX A THERMADYNE HOLDINGS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
APPENDIX B
THERMADYNE HOLDINGS CORPORATION AUDIT COMMITTEE CHARTER